UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One SE Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act □

Item 1.01.        Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 22, 2017, Casey’s General Stores, Inc. (the “Company”) issued its 3.77% Senior Notes, Series F, due August 22, 2028, in the aggregate principal amount of $250,000,000 (the “Series F Notes”), in accordance with and under the terms and conditions of the Note Purchase Agreement dated as of June 13, 2017 (the “Note Agreement”) between and among the Company and the Purchasers listed in Schedule A thereto. The Series F Notes bear interest at the rate of 3.77% per annum from the date thereof, payable semi-annually on February 22 and August 22 of each year. The Series F Notes will mature on August 22, 2028.

Further information concerning the terms of the Series F Notes and the Note Agreement is set forth in the Current Report on Form 8-K filed by the Company on June 15, 2017 (the “Prior Filing”) and is incorporated herein by this reference. The foregoing description of the Series F Notes is qualified in its entirety by reference to the Prior Filing and to the Note Agreement attached thereto.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.        Description

4.12
Note Purchase Agreement, dated as of June 13, 2017, between and among Casey’s General Stores, Inc. and the Purchasers named therein (incorporated by reference from the Current Report on Form 8-K filed on June 15, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: August 25, 2017	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer